UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2026

Commission File Number: 001-39896

PLAYTIKA HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	81-3634591
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Playtika Ltd.

HaChoshlim St 8

Herzliya Pituach, Israel 4672408

972-73-316-3251

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PLTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 16, 2026, Playtika Holding Corp. (the “Company”) entered into an Incremental Assumption Agreement No. 4 and Fifth Amendment (the “Fifth Amendment”) to its existing Credit Agreement, dated as of December 10, 2019 (as amended from time to time, the “Credit Agreement”), among the Company, the lenders party thereto from time to time and Bank of America, N.A. (as successor in interest to UBS AG, Stamford Branch, as successor in interest to Credit Suisse AG, Cayman Islands Branch), as administrative agent and collateral agent.

The Fifth Amendment, among other things, will effect a refinancing of the Company’s existing $550 million revolving credit facility outstanding under the Credit Agreement with a new $550 million revolving credit facility under the Credit Agreement (the “New Revolving Credit Facility”) on March 11, 2026 subject to the satisfaction of certain conditions set forth therein. The New Revolving Credit Facility will mature on March 6, 2027. Other than the revised maturity date, the New Revolving Credit Facility retains the same material terms as the Company’s existing revolving credit facility immediately prior to the effectiveness of the Fifth Amendment.

Pursuant to the terms of the Fifth Amendment, borrowings under the New Revolving Credit Facility bear interest at a rate equal to, at the Company’s option, either (a) a forward-looking term rate based on the secured overnight financing rate for the applicable interest period (“Term SOFR”), subject to a floor of 0.00% or (b) a base rate determined by reference to the highest of (i) the federal funds rate plus 0.50%, (ii) the prime rate as determined by the administrative agent and (iii) the one-month Term SOFR plus 1.00% per annum, in each case plus an applicable margin. Such applicable margin with respect to the New Revolving Credit Facility is 3.00% per annum in the case of any Term SOFR loan and 2.00% per annum in the case of any base rate loan, subject to three 0.25% step-downs based on the Company’s first lien net leverage ratio. In addition, on a quarterly basis, the Company is required to pay each lender under the New Revolving Credit Facility a commitment fee in respect of any unused commitments under the New Revolving Credit Facility in the amount of 0.50% of the principal amount of the unused commitments of such lender, subject to two 0.125% step-downs based on the Company’s first lien net leverage ratio.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by the full text of the Fifth Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Incremental Assumption Agreement No. 4 and Fifth Amendment to Credit Agreement, dated as of February 16, 2026, among Playtika Holding Corp., the subsidiary guarantors party thereto, the lenders party thereto and Bank of America, N.A. (as successor in interest to UBS AG, Stamford Branch, as successor in interest to Credit Suisse AG, Cayman Islands Branch), as administrative agent and collateral agent

104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PLAYTIKA HOLDING CORP.

By:	/s/ Craig Abrahams
Craig Abrahams
President and Chief Financial Officer

Dated as of February 17, 2026